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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): June 30, 1995


                               APACHE CORPORATION
             (Exact name of registrant as specified in its charter)

         DELAWARE                    1-4300                41-0747868
(State or other jurisdiction      (Commission           (I.R.S. Employer
    of incorporation)             File Number)        Identification Number)



                             2000 POST OAK BOULEVARD
                                    SUITE 100
                            HOUSTON, TEXAS 77056-4400
                    (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (713) 296-6000


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ITEM 5.  OTHER EVENTS

         On May 17, 1995, Apache Corporation ("Apache") acquired DEKALB Energy Company ("DEKALB") via a merger through which DEKALB became a wholly owned subsidiary of Apache. This merger was accounted for as a "pooling of interests."

         On July 20, 1995, Apache reported earnings for the second quarter of 1995, and the first six months of 1995, which included combined post-merger (since May 17, 1995) results of operations. Apache's net income of $0.5 million or 1 cent per share for the second quarter of 1995, reflects a nonrecurring, pretax charge of $10 million associated with the DEKALB merger which reduced earnings by 12 cents per share. Excluding this one-time charge, Apache earned $9.2 million or 13 cents per share. Second-quarter 1994 earnings were $12.9 million or 19 cents per share. In connection with the merger, as required under a pooling of interests, Apache has restated previously reported financial results to reflect combined operations.

         Restated, net income for the first six months of 1995 amounted to $4.6 million or 7 cents per share ($13.3 million or 19 cents per share before the one-time charge), as compared to $21.1 million or 30 cents per share in the prior-year first half.

         Summary Financial Information for the Quarter Ended June 30, 1995 and 1994, and for the Six Months Ended June 30, 1995 and 1994, is attached hereto as
Exhibit 99.1 and incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c)     Exhibits

                 EXHIBIT                 DOCUMENT
                 -------                 --------

                 99.1 Summary Financial Information for the Quarter Ended June 30, 1995 and 1994, and for the Six Months Ended June 30, 1995 and 1994.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                APACHE CORPORATION



Date:  July 24, 1995                            /s/   R. Kent Samuel
                                                -------------------------------
                                                R. Kent Samuel
                                                Controller and Chief Accounting
                                                Officer


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